EXHIBIT 5:     Attorney Opinion Letter.



LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
                                         Harold P. Gewerter, Esq.
                                           Wendy E. Miller, Esq.*
                                     *Also admitted in California

October 1, 2002

United    States   Securities   and   Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Body Art & Science, Inc.

Ladies and Gentlemen:

I have acted as counsel for : Body Art & Science, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 3,000,000 shares (the "shares") of the Company's common stock (the "common stock").

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws;
(d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non- assessable pursuant to the corporate law of the State of Nevada. (Chapter
78A of the Nevada Revised Statutes)

I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes)

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

Very truly yours;

/s/Harold P. Gewerter
Harold P. Gewerter, Esq.